UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant     [ X ]

Check the appropriate box:
[ X ]  Preliminary Proxy Statement
[    ]  Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[    ]  Definitive Proxy Statement
[    ]  Definitive Additional Materials
[    ]  Soliciting Material Under Rule 14a-12

ROYALE ENERGY, INC.
(Name of Registrant as Specified in its Charter)

Filed on Behalf of the Board of Directors
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Royale Energy, Inc.

DATE:                    June 28, 2013
TIME:	10:00 a.m. Pacific Daylight Time
PLACE:                 Royale Energy, Inc.
7676 Hazard Center Drive, Suite 1500
San Diego, California 92108

Matters to be Voted on:

1.           Elect directors to serve for the ensuing year;

2.           Approve, in a nonbinding advisory vote, the compensation of the Company’s named executive officers;

3.	Determine, in a nonbinding advisory vote, the frequency of the non-binding resolution to approve the compensation of our named executive officers every year, every two years or every three years;

4.
Amend the Company’s Articles of Incorporation to increase the authorized shares of the Company’s capital stock from 30,000,000 to 60,000,000 shares, including 50,000,000 common shares and 10,000,000 preferred shares;

5.
Approve the issuance of shares of common stock in excess of 20% of the outstanding shares in connection with (x) conversions of convertible notes due December 31, 2014, and (y) to the extent Proposal 6 is approved, exercises of warrants issued pursuant to the October 28, 2012, Securities Purchase Agreement;

6.
Approve any future adjustments of the exercise prices for the Series E warrants that were issued in accordance with the terms of such warrants that were issued pursuant to the October 28, 2012, Securities Purchase Agreement, to the extent that Proposal 5 is approved; and

7.           Transact such other business as may properly come before the meeting and any adjournment thereof.

Who May Attend and Vote at the Meeting

Shareholders of record at the close of business on May 6, 2013, and valid proxy holders may attend and vote at the meeting.  If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Shareholders’ Meeting:

We are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) over the Internet, rather than mailing a full paper set of the materials. The Notice contains instructions on how to access our proxy materials on the Internet, as well as instructions on obtaining a paper copy of the proxy materials. If you request a written copy of the proxy materials, we will mail it to you within 3 days of receiving your request by Internet, email, mail or telephone.  This process is more environmentally friendly and reduces our costs to print and distribute these materials.

The proxy statement and annual report to shareholders are available at:
http://www.royl.com/2013 Proxy.htm

By Order of the Board of Directors,

Donald H. Hosmer
Co-President and Co-CEO

Date: May 14, 2013

PROXY STATEMENT

Royale Energy’s board of directors solicits your proxy, using the enclosed proxy card, for use at the annual meeting of shareholders to be held June 28, 2013, and at any adjournment thereof. This proxy statement has information about the annual meeting and was prepared by Royale Energy’s management for the board of directors. Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.

GENERAL INFORMATION

The only items of business which management intends to present at the meeting are listed in the preceding Notice of Annual Meeting of Shareholders and are explained in more detail on the following pages.  By returning your signed proxy, you authorize management to vote your shares as you indicate on these items of business and to vote your shares in accordance with management’s best judgment in response to proposals initiated by others at the meeting.

1)  Changing or Revoking Your Proxy Vote

You may revoke your signed proxy at any time before it is exercised at the annual meeting.  You may do this by advising Royale Energy’s secretary in writing of your desire to revoke your proxy, or by submitting a duly executed proxy bearing a later date. We will honor the proxy card with the latest date.  You may also revoke your proxy by attending the annual meeting and indicating that you wish to vote in person.

2)  Who may Vote

Each shareholder of record at the close of business on May 6, 2013, is entitled, for each share then held, to one vote on each proposal or item that comes before the annual meeting, except that under certain circumstances shareholders may be entitled to cumulate their votes in voting for directors. (See Proposal 1: Election of Directors.)  On March 31, 2013, Royale Energy had outstanding 13,045,465 shares of common stock and 52,784 shares of Series AA convertible preferred stock entitled to vote at the meeting.

3)  How do I Vote?

You may vote VIA INTERNET at www.voteproxy.com.

You may vote  BY MAIL, completing an mailing in a paper proxy card, as outlined in the Notice of Internet Availability of Proxy Materials.

Although we encourage you to complete and return your proxy to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

5)  Vote Required

The affirmative vote of a plurality of the shares of our common stock represented in person or by proxy at the meeting is necessary for the election of directors (Proposal No. 1).

The affirmative vote of a majority of all outstanding shares of stock, including a majority of all outstanding shares of common stock, is required to amend the articles of incorporation to increase the number of authorized common shares (Proposal No. 4).

For all other proposals described in this proxy statement, the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote at the meeting is required for approval.

With respect to the proposal regarding the frequency of future advisory votes on named executive officer compensation (Proposal No. 3), if none of the three frequency options receives the required vote, we will consider the frequency option (one year, two years or three years) receiving the highest number of votes to be the frequency that has been recommended by stockholders. However, as described in more detail in Proposal 3, because this proposal is advisory and non-binding, the board of directors may decide that it is in the best interest of our stockholders and our company to hold future advisory votes on named executive officer compensation more or less frequently.

5)  How Your Votes are Counted

We will hold the annual meeting on June 28, 2013, if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the matters listed on the proxy card.

The shares represented by the proxies solicited by the board of directors of the Company will be voted in accordance with your directions as marked on your proxy ballot, but if you give no directions, such shares will be voted (i)  FOR  the election as directors of the nominees of the board of directors named below; (ii)  FOR  the resolution regarding the non-binding advisory vote of the compensation of the Company’s named executive officers; (iii) “3 YEARS” on the resolution regarding the frequency of the non-binding vote on the compensation of the Company’s named executive officers; (iv) FOR the increase of the authorized shares of capital stock from 30,000,000 to 60,000,000; (v) FOR the approval of the issuance of shares of common stock in excess of 20% of the outstanding shares in connection with (x) conversions of convertible notes due December 31, 2014, and (y) to the extent that Proposal 6 is approved, exercises of warrants issued pursuant to the October 28, 2012, Securities Purchase Agreement; (vi) FOR the approval of any future adjustments of the exercise prices for the series E warrants that were issued pursuant to the October 28,2012, Securities Purchase Agreement, to the extent that Proposal 5 is approved; and (vi) in the discretion of Donald H. Hosmer and Stephen M. Hosmer (the proxies named on the proxy ballot) on any other proposals to properly come before the annual meeting or any adjournment(s) thereof.

6)  Broker Votes

If, like most shareholders, your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card.  As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.  Your broker is allowed to vote your shares only on certain “routine” proposals or if you provide your broker with instructions on how to vote.  Brokers are prohibited from voting uninstructed shares on “non-routine” proposals, including proposals for elections of directors and on executive compensation related matters.  If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters.  It is, therefore, important that you send in your proxy with instructions on how to vote your shares (or that you attend the meeting in person), to make sure that we have a quorum present and voting at the shareholders’ meeting.

As the beneficial owner of shares, you are invited to attend the Annual Meeting. Please note, however, that if you are a beneficial owner whose shares are held in street name, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the record holder that holds your shares.  To vote shares held in street name in person at the annual meeting, you should contact your broker before the annual meeting to obtain a proxy form in your name.

ABSTAINING IS THE SAME AS VOTING “NO”

If you mark “Abstain” with respect to any proposal on your proxy ballot, your shares will be counted in the number of votes cast.  However, a vote to “Abstain” has the same effect as voting “No.” Management requests that you vote either “For” or “Against” on each proposal to come before the meeting.

This proxy statement and the accompanying proxy form will be first distributed on or about May 14, 2013, to shareholders entitled to vote at the meeting.

ITEMS OF BUSINESS

PROPOSAL 1: ELECTION OF DIRECTORS

Seven directors will be elected to serve on our board of directors until the next annual meeting of shareholders or until their successors are elected and qualified.

a) The Director Nomination Process

All of the nominees for our board of directors were approved unanimously by the three independent directors who serve on the nominations committee.  All seven nominees are current board members who are standing for re-election.

b)  Voting

The seven nominees receiving the highest number of votes will be elected.  Signed proxies received will be voted for the election of the nominees listed in this proxy statement, all of whom have agreed to serve if elected.  Should any of the nominees become unavailable at the time of the meeting to accept nomination or election as a director, the proxy holders named in the enclosed proxy will vote for substitute nominees at their discretion. Votes withheld for a nominee will not be counted.

c) Cumulative Voting

Cumulative voting allows a shareholder to cast for any one or more candidates a number of votes greater than their number of shares. For cumulative voting to be in effect, at least one shareholder must give notice of their intent to cumulate votes prior to the commencement of voting.  If any shareholder has given notice of the intent to cumulate votes, then each shareholder has the right to give one candidate a number of votes equal to the number of directors to be elected  multiplied by the number of shares held by the shareholder, or distributing such number of votes among as many candidates as the shareholder sees fit. For example, if you have 100 shares and there are seven seats to be filled on the board, you will have 700 votes. If any shareholder gives notice of intent to cumulate votes, you could cast all your votes for one nominee or distribute your votes among as many nominees as you would like.

d)  Qualifications of Directors

Royale Energy has not established specific, minimum qualifications for recommended nominees or specific qualities or skills for our directors to possess. We have used a subjective process for identifying nominees for director based on the judgment of our board of our current needs. We have never received any nominations from shareholders for new members of the board of directors, but the board would be willing to consider outside nominations if any are received in the future.

In selecting the 2013 nominees for director, the nominations committee sought candidates who possess the highest personal and professional ethics, integrity and values, and are committed to representing the long-term interests of our stockholders. In addition to reviewing a candidate’s background and accomplishments, the committee reviewed candidates for director in the context of the current composition of the board and the evolving needs of our businesses.  A majority of our directors meet the standards of independence promulgated by the NASDAQ Stock Market and the SEC. As required by the nominations committee charter, the committee selects individuals as nominees for their character, judgment, ethics, integrity, business experience, and acumen, and the committee also seeks to ensure that the board reflects a range of talents, ages, skills, diversity, and expertise, particularly in the areas of accounting and finance sufficient to provide sound and prudent guidance with respect to the Company’s operations and interests. The board seeks to maintain a diverse membership, but it does not have a separate policy on diversity. The board also requires that its members be able to dedicate the time and resources necessary to ensure the diligent performance of their duties on the Company’s behalf, including attending board and applicable committee meetings.

The following are some of the key qualifications and skills the committee considered in evaluating the director nominees. The individual biographies beginning on page 4 provide additional information about each nominee’s specific experiences, qualifications and skills.

Significant management experience.  We believe that directors with experience in management, including management of private, public, or non-profit corporations provide the Company with valuable insights. These individuals have a demonstrated record of leadership qualities and a practical understanding of organizations, processes, strategy, risk management, and the methods to drive change and growth. Through their service as top leaders at other organizations, they also have access to important sources of market intelligence, analysis, and relationships that benefit the Company.

Financial reporting experience.  We believe that an understanding of finance and financial reporting processes is important for our directors. The Company measures its operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to the Company’s success. Our nominees include a director who qualifies as an audit committee financial expert, and we expect all of our directors to be financially knowledgeable.

Industry experience.  We seek to have directors with experience as executives, directors, or other leadership positions in the energy industry. These directors have valuable perspective on energy industry business cycles and other issues specific to the Company’s business.

Government experience.  We seek directors with governmental experience because the energy industry is heavily regulated and is directly affected by actions and decisions of federal, state, local, and other governmental agencies. The Company recognizes the importance of working constructively with governments, and directors with government experience offer valuable insight in this regard.

e)  Board Leadership and Risk Oversight

We have separated the functions of chairman of the board (Harry E. Hosmer) and chief executive officers (Donald H. Hosmer and Stephen M. Hosmer).  Harry E. Hosmer is the father of Donald H. and Stephen M. Hosmer, and he performs consulting services for the Company, but he is not an employee.  Four of our seven director nominees are independent directors.

The board of directors is responsible for oversight of our risk management policies and procedures. We are exposed to a number of risks including financial risks, strategic and operational risks, and risks relating to regulatory and legal compliance. Our financial condition, results of operations, and capital resources are highly dependent upon the prevailing market prices of, and demand for, crude oil and natural gas, which are beyond our control. The board of directors reviews our business and financial plans, which includes evaluating the objectives of, and risks associated with, these plans. In addition, the audit committee reviews and discusses with management our major financial risks and the steps management has taken to monitor and control these risks, including our internal control over financial reporting. Our compensation committee strives to structure executive compensation to align the interests of our executive officers with the long-term interests of our shareholders and thus provides incentives to our executives to manage risks appropriately.

f) Nominees for the Board of Directors

Proxies solicited by the board of directors will be voted in favor of each nominee unless shareholders specify otherwise in their proxies.  The following pages describe the nominees for director, including their principal occupations for the past five years, certain other directorships, age, and length of service as director of Royale Energy.  Membership on board committees, attendance at board and committee meetings, and ownership of stock in Royale Energy are indicated in separate sections following the individual resumes of the nominees.

Each nominee has agreed to be named in this proxy statement and to serve as a director if elected.  The ages listed are as of May 1, 2013.

Nominees for Director

Name	Age	First Became Director or Executive Officer	Positions Held

Harry E. Hosmer	82	1986	Chairman of the Board
Donald H. Hosmer	59	1987	Co-President, Co-Chief Executive Officer and Director
Stephen M. Hosmer	46	1996	Co-President, Co-Chief Executive Officer, Chief Financial Officer, Secretary, and Director
Oscar A. Hildebrandt (1) (2) (3)	77	1995	Director
George M. Watters (1) (2)	93	1991	Director
Gary Grinsfelder (1), (3)	64	2007	Director
Tony Hall (2) (3)	71	2007	Director

(1)      Member of the audit committee.
(2)      Member of the compensation committee.
(3)      Member of the nominations committee.

The board has determined that directors Gary Grinsfelder, Tony Hall, Oscar Hildebrandt, and George M. Watters qualify as independent directors under NASDAQ rules.

g) Nominee Profiles

The following summarizes the business experience of each director and executive officer for the past five years.

Harry E. Hosmer – Chairman of the Board
Harry E. Hosmer has served as chairman since Royale Energy began in 1986, and from inception in 1986 until June 1995, he also served as president and chief executive officer.

Donald H. Hosmer – Co-President, Co-Chief Executive Officer and Director
Donald H. Hosmer has served as an executive officer and director of Royale Energy since its inception in 1986.  In June 1995 he became president and chief executive officer.  In October 2008 he became co-president and co-chief executive officer, with primary responsibility for marketing and investor/shareholder relations for the company.  Donald H. Hosmer is the son of Harry E. Hosmer and brother of Stephen M. Hosmer.

Stephen M. Hosmer – Co-President, Co-Chief Executive Officer, Chief Financial Officer, Secretary, and Director
Stephen M. Hosmer joined Royale Energy as the management information systems manager in May 1988, responsible for developing and maintaining Royale Energy’s computer software.  Mr. Hosmer developed programs and software systems used by Royale Energy.  From 1991 to 1995, he served as president of Royale Operating Company, Royale Energy’s operating subsidiary.  In 1995, he became chief financial officer of Royale Energy.  In 1996, he was elected to the board of directors of Royale Energy.  In 2003, he was elected executive vice president.  In October 2008, he became co-president and co-chief executive officer with primary responsibility for oil and gas exploration operations.  Mr. Hosmer served seven years on the board of directors of Youth for Christ, a charitable organization in San Diego, California, and is currently a board member for Venture Expeditions, a 501(c)(3) non-profit organization.  Stephen M. Hosmer is the son of Harry E. Hosmer and brother of Donald H. Hosmer.  Mr. Hosmer holds a Bachelor of Science degree in Business Administration from Oral Roberts University in Tulsa, Oklahoma, as well as earning his MBA degree via the prestigious President/Key Executive program at Pepperdine University in Malibu, California.

Oscar Hildebrandt, D.V.M. – Director
Dr. Hildebrandt served as an advisory member of Royale Energy’s board of directors from 1994 to 1995 and became a director in 1995.  He serves as chairman of Royale Energy’s audit committee.  Dr. Hildebrandt practiced veterinary medicine as President of Medford Veterinary Clinic, Medford, Wisconsin, from 1960 to 1990.  Since 1990, Dr. Hildebrandt has engaged independently in veterinary practice consulting services.  He has served on the board of directors of Fidelity National Bank - Medford, Wisconsin, and its predecessor bank from 1965 to the present and is past chairman of the board of the Bank.  From 1990 to the present he has acted as a financial advisor engaged in private business interests.  Dr. Hildebrandt received a Bachelor of Science degree from the University of Wisconsin in 1954 and a Doctor of Veterinary Medicine degree from the University of Minnesota in 1958.

Gary Grinsfelder – Director
Mr. Grinsfelder is a geologist and manager with 38 years’ experience in oil and gas exploration, exploitation and property evaluation.  Currently Mr. Grinsfelder is Vice President – Exploration of LeFrak Energy.  Previously he was President of TXCO Resources.  He has also served in geologic and management roles for Output Exploration, LLC, Araxas Exploration, Inc., Triad Energy Corporation, Spartan Petroleum Corporation, American Petrofina Company of Texas, Union Oil Company of California and Degolyer and MacNaughton.  He received a Bachelor of Science degree in 1972 from Southern Methodist University and has performed graduate studies at the University of Puerto Rico Department of Marine Science and University of Houston Department of Geology.

Tony Hall – Director
Ambassador Hall served as a member of the United States House of Representatives, representing the people of the Third District of Ohio, for almost twenty-four years, from 1979 to 2002.  In 2002 he was appointed U.S. Ambassador to the United Nations Agencies for Food and Agriculture.  He served as chief of the U.S. Mission to the U.N. Agencies in Rome – the Work Food Program, Food and Agriculture Organization and International Fund for Agricultural Development.  He has been nominated  for the Nobel Peace Prize on three occasions for his humanitarian and hunger-related work.  He received his A. B. degree from Denison  University, Granville, Ohio, in 1964.

George M. Watters – Director
Mr. Watters has been a Director of Royale Energy, Inc. since 1991. He has many years of senior management experience, including 23 years with Amoco, in all phases of downstream petroleum operations - marketing, refining, trading and commercial development. As CEO, he was instrumental in the conception and development of two successful grass roots refining and marketing projects in Australia and Singapore. His last assignment was Chief Executive of Amoco Shipping and Trading Company, residing in London. Prior to his affiliation with Amoco, he held various senior management positions with the former Standard-Vacuum Oil Company, jointly owned by Exxon and Mobil. He is a graduate of MIT and also attended their Management Program for Senior Executives. During World War II, Mr. Watters served four years as an officer in the U.S. Navy Civil Engineering Corps.

g) Board of Directors; Committee Assignments

Two meetings and one conference call of the board of directors were held in 2012.  No member of the board attended less than 75% of the 2012 meetings.

Audit Committee

Purpose: To assist the board of directors in carrying out its responsibility as to the independence and competence of the Company’s independent public accountants.  The audit committee operates pursuant to an audit committee charter which has been adopted by the board of directors to define the committee’s responsibilities.  A copy of the audit committee charter is posted on our website, www.royl.com.  The board has determined that Oscar Hildebrandt qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-K, promulgated by the Securities and Exchange Commission.

Number of Meetings Held in 2012:  Two

Members:	Oscar A. Hildebrandt
George M. Watters
Gary Grinsfelder

Attendance:  All committee members attended all committee meetings in 2012.

Compensation Committee

Purpose: To review and make recommendations to the board of directors on setting the salaries of the company’s officers and the compensation to be paid to members of the board of directors who are not employees of the Company.

Number of Meetings Held in 2012:  One

Members:	Tony P. Hall
Oscar A. Hildebrandt
George M. Watters

Attendance:  All committee members attended the committee meeting in 2012.

No Compensation Committee Interlocks

None of our executive officers has served on the board of directors or on the compensation committee for any other entity in which any member of our board is an officer in the last fiscal year.

Nominations Committee

Purpose: To review and make recommendations to the board of directors concerning the nominees proposed for election of directors at the annual meeting of directors.

Number of Meetings Held in 2012:  One

Members:	Oscar A. Hildebrandt
Gary Grinsfelder
Tony Hall

Attendance: All committee members attended the committee meeting held in 2012.

h)  Executive Compensation

The following table summarizes the compensation of the chief executive officer, chief financial officer and the two other most highly non-executive employees (the “named executives and employees”) of Royale Energy and its subsidiaries during the past year.  No stock options, stock awards or other plan based compensation were made during 2012.
Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	All Other Compensation (3)	Total
		($)	($)	($)	($)	($)	($)

Donald H. Hosmer	2012	$230,192				$ 6,906	$237,098
Co-President and Co-CEO	2011	$230,192	$ 50,000	$16,550	$5,285	$ 8,406	$310,864
	2010	$230,192	$ 50,000	$16,550	$9,344	$ 7,350	$313,436

Stephen M. Hosmer	2012	$230,192				$19,110	$249,302
Co-President, Co-CEO &	2011	$230,192	$ 50,000	$16,550	$5,285	$20,766	$323,224
CFO	2010	$231,205	$ 50,000	$16,550	$9,344	$19,350	$326,449

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	All Other Compensation (3)	Total

Mohamed Abdel-Rahmen (4)	2012	$204,615				$12,496	$217,085
VP Exploration	2011	$204,615				$ 6,138	$210,753
	2010	$198,365				$ 5,951	$204,316

Charles Tiano (4)	2012	$56,269	$138,450			$ 9,736	$204,455
Director of Investor	2011	$56,058	$225,348			$ 8,442	$289,848
Relations	2010	$55,635	$168,858				$224,493

(1)  On November 6, 2008, Donald H. Hosmer and Stephen M. Hosmer were each awarded 15,000 shares of common stock for services rendered during 2008.  The closing price of Royale Energy’s common stock on that date was $3.31 per share.  One third of the shares vested on November 6, 2009, 2010 and 2011.

(2)  On March 23, 2008, Donald Hosmer and Stephen Hosmer (together with the other members of the board of directors) were each granted 45,000 options to purchase common stock at an exercise or base price of $3.50 per share.  These options vested in three parts on March 31, 2008, 2009, and 2010.  The options were granted for a legal life of four years with a service period of three years.

On December 10, 2010, Donald Hosmer and Stephen Hosmer (together with the other members of the board of directors) were each granted 50,000 options to purchase common stock at an exercise or base price of $3.25 per share.  These options vested in two parts on January 1, 2011 and 2012.  The options were granted for a legal life of five years with a service period of two years.

Amounts represent grant date fair value.  See Note 12 of the financial statements contained in our annual report to shareholders on Form 10-K for the year ended December 31, 2011, regarding assumptions underlying the valuation of stock options.  The fair value of the options was calculated using the Black-Scholes option pricing method.

(3) All other compensation consists of matching contributions to the Company’s simple IRA plan, except for Stephen M. Hosmer, who also received a $12,000 car allowance.

(4) Mr. Abdel-Rahmen and Mr. Tiano are highly compensated employees under SEC rules who did not serve as executive officers during 2011.

Stock Options and Equity Compensation; Outstanding Equity Awards at Fiscal Year End

The following table presents the number of unexercised options at the 2012 year end for each named executive officer.  No unvested stock awards were outstanding at the end of 2012.

Options
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date

Donald H. Hosmer	50,000 (1)	-	$3.25	12/31/2015

Stephen M. Hosmer	50,000 (1)	-	$3.25	12/31/2015

(1)
In December 2010, the directors and executive officers of Royale Energy were each granted 50,000 options to purchase common stock at an exercise or base price of $3.25 per share, in consideration of their past service on the board. These options vested and became exercisable over two years, on January 1, 2011 and 2012. They were granted for a period of five years with a service period of two years.

Compensation Committee Report

Our executive compensation committee has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on its discussion and review, has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:
Oscar A. Hildebrandt, Chair
Tony P. Hall
George M. Watters

Compensation Discussion and Analysis

Our executive compensation policy is designed to motivate, reward and retain the key executive talent necessary to achieve our business objectives and contribute to our long-term success. Our compensation policy for our executive officers focuses primarily on determining appropriate salary levels and performance-based cash bonuses.

The elements of executive compensation at Royale Energy consist mainly of cash salary and, if appropriate, a cash bonus at year end.  The compensation committee makes recommendations to the board of directors annually on the compensation of the two top executives:  Co-Presidents and the Co-Chief Executive Officers Donald H. Hosmer and Stephen M. Hosmer.  We do not have employment contracts with either of our executive officers.

Royale Energy also does not provide extensive personal benefits to its executives beyond those benefits, such as health insurance, that are provided to all employees.  Each executive does receive an annual car allowance.

Policy

The compensation committee’s primary responsibility is making recommendations to the board of directors relating to compensation of our officers.  The committee also makes recommendations to the board of directors regarding employee benefits, our defined benefit plans, defined contribution plans, and stock based plans.

Determination

To determine executive compensation, the committee, in December each year, meets with our officers to review our compensation programs, discuss the performance of the company, the duties and responsibilities of each of the officers pay levels and business results compared to others similarly situated within the industry.  The committee then makes recommendations to the board of directors for any adjustment to the officers compensation levels.  The committee does not employ compensation consultants to make recommendations on executive compensation.

Compensation Elements

Base.  Base salaries for our executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation paid by our peers. Base salaries are reviewed annually. The salaries we paid to our most highly paid executive officers for the last three years are set forth in the Summary Compensation Table included under Executive Compensation.

Bonus.  The compensation committee meets annually to determine the quantity, if any, of the cash bonuses of executive officers.  The amount granted is based, subjectively, upon the company’s stock price performance, earnings, revenue, reserves and production.  The committee does not use quantifiable metrics for these criteria; but rather uses each in balance to assess the strength of the company’s performance.  The committee believes that formulaic approaches to cash incentives can foster an unhealthy balance between short-term and long-term goals.  In 2012, the compensation committee did not award bonuses to the company’s executive officers.

Compensation of Directors

In 2012, none of the board members or committee member received fees for attendance at board meetings or committee meetings during the year.  Royale Energy did reimburse directors for the expenses incurred for their services.

In addition, Royale Energy's Chairman of the Board and former President, Harry E. Hosmer, renders and receives compensation for management consulting services to Royale Energy on an ongoing basis.  See Certain Relationships and Related Transactions, page 10.

The following table describes the compensation paid to our directors who are not also named executives for their services in 2012.

Name	Fees earned or paid in cash	Stock awards	Option awards	All Other Compensation (1)	Total
	($)	($)	($)	($)	($)
Harry E. Hosmer	$138,050	$0	$0	$13,264	$151,314
Oscar A. Hildebrandt	$0	$0	$0		$0
George M. Watters	$0	$0	$0		$0
Gary Grinsfelder	$0	$0	$0		$0
Tony P. Hall	$0	$0	$0		$0

(1)  Other compensation paid to Harry E. Hosmer in 2012 consisted of payments for medical and dental insurance coverage.

i)  Security Ownership of Certain Beneficial Owners and Management

Common Stock

On March 31, 2013, 13,045,465 shares of Royale Energy’s common stock were outstanding.

The following table contains information regarding the ownership of Royale Energy’s common stock as of March 31, 2013, by:

i)	each person who is known by Royale Energy to own beneficially more than 5% of the outstanding shares of each class of equity securities;

ii)	each director of Royale Energy, and

iii)
all directors and officers of Royale Energy as a group.  Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to its or his shares.  The holdings reported are based on reports filed with the Securities and Exchange Commission and the Company by the officers, directors and 5% shareholders pursuant to Section 16 of the Securities Exchange Act of 1934.

Stockholder (1)	Number (2)	Percent

Harry E. Hosmer, (3)	663,692	5.07%

Donald H. Hosmer, (3)	935,302	7.14%

Stephen M. Hosmer, (3) (4)	1,260,235	9.62%

Oscar A. Hildebrandt (2), (5)	153,936	1.15%

Gary Grinsfelder	45,440	*

Stockholder (1)	Number (2)	Percent

Tony P. Hall	68,749	*

George M. Watters, (6)	154,477	1.17%

All officers and directors as a group	3,311,031	24.61%

* Less than 1%

(1)  The mailing address of each listed stockholder is 7676 Hazard Center Drive, Suite 1500, San Diego, California 92108.

(2)  Includes options to purchase the following number of shares of common stock which were vested and exercisable on March 31, 2012:  Harry E. Hosmer 50,000, Donald H. Hosmer 50,000; Stephen M. Hosmer 50,000; Gary Grinsfelder 40,000; Tony Hall 50,000; Oscar A. Hildebrandt 6,308; George Watters 50,000.

(3)  Donald H. Hosmer and Stephen M. Hosmer are sons of Harry E. Hosmer, Chairman of the Board.

(4)  Includes 24,000 shares owned by Stephen M. Hosmer’s minor children.

(5)  Includes 48,936 shares held by a trust.

(6)  Includes 65,481 shares held by a trust.

Preferred Stock

Holders of Series AA convertible preferred stock have voting rights equal to the number of shares into which they are convertible.  On March 31, 2012, 52,784 shares of Series AA convertible preferred stock were outstanding. The shares of each series of preferred shares are convertible into shares of Royale Energy's common stock at the option of the security holder, at the rate of two shares of convertible preferred stock for each share of common stock.  The preferred stock is not registered under the Securities Exchange Act of 1934, and no market exists for the preferred stock.  The total number of shares of common stock issuable on conversion of all outstanding shares of preferred stock equals less than 1% of the outstanding common stock of Royale Energy.  To Royale Energy's knowledge, none of the preferred shareholders would own more than 1% of Royale Energy's common stock, if their preferred shares were converted to common shares.

j)  Certain Relationships and Related Transactions

Investments in Wells by Directors

In 1989, the board of directors adopted a policy (the “1989 policy”) that permits each director and officer of Royale Energy to purchase from Royale Energy, at its cost, up to one percent (1%) fractional interest in any well to be drilled by Royale Energy.  When an officer or director elects to make such a purchase, the amount charged per each percentage working interest is equal to Royale Energy's actual pro rata cost of drilling and completion, rather than the higher amount that Royale Energy charges to working interest holders for the purchase of a percentage working interest in a well.  Of the current officers and directors, Donald Hosmer, Stephen Hosmer, Harry E. Hosmer, George Watters, Oscar Hildebrandt and Tony Hall at various times have elected under the 1989 policy to purchase interests in certain wells Royale Energy has drilled.

Under the 1989 policy, officers and directors may elect to participate in wells at any time up until drilling of the prospect begins.  Participants are required to pay all direct costs and expenses through completion of a well, whether or not the well drilling and completion expenses exceed Royale Energy's cost estimates, instead of paying a set, turnkey price (as do outside investors who purchase undivided working interests from Royale Energy).  Thus, they participate on terms similar to other oil and gas industry participants or joint venturers.  Participants are invoiced in advance for their share of estimated direct costs of drilling and completion and later actual costs are reconciled, as Royale Energy incurs expenses and participants make further payments as necessary.

Officer and director participants under this program do not pay some expenses paid by outside, retail investors in working interests, such as sales commissions, if any, or marketing expenses.  The outside, turnkey drilling agreement investors, on the other hand, are not obligated to pay additional costs if a drilling project experiences cost overruns or unanticipated expenses in the drilling and completion stage.  Accordingly, Royale Energy's management believes that its officers and directors who participate in wells under the Board of Directors' policy do so on terms the same as could be obtained by unaffiliated oil and gas industry participants in arms-length transactions, albeit those terms are different than the turnkey agreement under which outside investors purchase fractional undivided working interests from Royale Energy.

Donald and Stephen Hosmer each have participated individually in 166 and 165 wells respectively under the 1989 policy.  The Hosmer Trust, a trust for the benefit of family members of Harry E. Hosmer, has participated in 164 wells.

Investments in wells under the 1989 policy for the three years ended December 31, 2012, 2011, and 2010 are as follows:

	Year	# of fractional interests	Amount
Donald Hosmer	2012	2	$4,186
	2011	7	$42,636
	2010	8	$37,841
Stephen Hosmer	2012	2	$2,537
	2011	7	$37,885
	2010	8	$23,941
Hosmer Trust	2012	2	$2,537
	2011	7	$34,033
	2010	8	$25,093

Current officers and directors were billed 3,451, $23,010 and $15,387 for their interests for the three years ended December 31, 2012, 2011, and 2010, respectively.

Royale Energy's Chairman of the Board and former President, Harry E. Hosmer, renders management consulting services to Royale Energy on an ongoing basis.  Royale Energy compensated Mr. Hosmer $138,050, $168,882 and $169,824  for his consulting services in 2012, 2011, and 2010, respectively, and pays his medical insurance costs.  Mr. Hosmer's consulting services are in conjunction with his service on the board of directors, for which he receives reimbursement of expenses to attend meetings.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics for our directors and executive officers.  The code is posted on our website, www.royl.com.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF RE-ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act”), the proxy rules of the SEC were amended to require that not less frequently than once every three years, a proxy statement for an annual meeting of stockholders for which the proxy solicitation rules of the SEC require compensation disclosure must also include a separate resolution subject to stockholder vote to approve the compensation of the company’s named executive officers disclosed in the proxy statement.

The executive officers named in the summary compensation table and deemed to be “named executive officers” are Donald H. Hosmer and Stephen M. Hosmer. Reference is made to the summary compensation table and disclosures set forth under Executive Compensation in this proxy statement.

As described in this Proxy Statement, our compensation programs are designed to motivate, reward and retain the key executive talent necessary to achieve our business objective and contribute to our long-term success.

The 2012 compensation levels were set having regard to: (a) market rates for executives, (b) executives achieving efficient management of the business and controlling costs, to the extent possible, (c) demonstrating integrated management teamwork, and (e) showing effort, commitment and effectiveness in reaching the goals set by the board of directors.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. The vote is advisory, which means that it is not binding on the Company or our board or the compensation committee of our board.

Accordingly, we ask our stockholders to vote on the following resolution at our annual meeting:

RESOLVED, that the stockholders approve the compensation of Royale Energy, Inc.'s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPENSATION LEVEL OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE

Section 951 of the Dodd-Frank Act also amended the proxy rules of the SEC to require that not less frequently than once every six years, a proxy statement for an annual meeting of stockholders for which the proxy solicitation rules of the SEC require compensation disclosure must also include a separate proposal subject to stockholder vote to determine whether the stockholder vote to approve the compensation of the named executive officers will occur every one, two or three years.

Accordingly, we are seeking a stockholder vote regarding whether the non-binding resolution to approve the compensation of our named executive officers should occur every three years, every two years or every year.

The board of directors asks that you support a frequency of every three years for future non-binding resolutions on compensation of our named executive officers. Stockholders should consider the value of having the opportunity every year to voice their opinion on the Company’s executive compensation through an advisory vote, weighing that against the additional burden and expense to the Company and stockholders of preparing and responding to proposals annually, as well as the other means available to stockholders to provide input on executive compensation.

After consideration, the board of directors has determined that an advisory vote on executive compensation that occurs every three years is the appropriate approach. The Company’s executive compensation program and policies are designed to balance current cash compensation with promoting long-term growth and performance of the

Company. Changes in compensation structure, including those suggested by stockholders, would take time to implement, and evaluating the results of any such change would also take time and careful consideration. For these reasons, the board believes that evaluating these programs every three years as opposed to more frequently is more appropriate. The board also believes a three-year period will provide the Company with adequate time to engage stockholders and respond to “say-on-pay” vote results. Before you vote, we encourage you to consider the following:

●
Our executive compensation program has consistently and effectively upheld our compensation philosophy by providing competitive pay for our named executive officers only when they have created or preserved shareholder value, creating a balanced focus for our executives on profitability and stability, and assuring that executives drive efficiencies by using capital judiciously.

●	We have a consistent record of full and transparent disclosures regarding our compensation programs and the amounts paid to our executive officers.

The board is not bound by this non-binding advisory stockholder vote; however, it will give significant weight to stockholder preferences on this matter.

The proposal is set forth in the following resolution:

RESOLVED, that a non-binding advisory vote of the stock holders of the Company to approve the compensation of the named executive officers shall be held (a) every year, (b) every two years, or (c) every three years.

The proxy ballot provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of our Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE OPTION OF ONCE EVERY THREE YEARS AS THE PREFERRED FREQUENCY FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 4: INCREASE THE AUTHORIZED SHARES OF CAPITAL STOCK FROM 30,000,000 TO 60,000,000 SHARES, INCLUDING 50,000,000 COMMON SHARES AND 10,000,000 PREFERRED SHARES

As of March 31, 2013, Royale Energy had authorized 20,000,000 shares of no par value common stock and had  shares issued with 13,045,465 shares outstanding. On that date, Royale Energy also had authorized 10,000,000 shares of preferred stock, of which 147,500 shares of Series AA preferred stock was authorized and 52,784 shares of Series AA preferred stock were outstanding.  On October 28, 2012, the Company sold Notes (the “Notes”) and Series E Warrants (the “Warrants”) to the certain institutional buyers pursuant to a securities purchase agreement (the “Securities Purchase Agreement”).  The Notes were issued in the aggregate original principal amount of $3,333,333.33, which Notes are convertible into shares of our common stock. In certain circumstances, the conversion of the Notes and the exercise of the Warrants could require us to issue shares of common stock in excess of the currently authorized 20,000,000 common shares.  Therefore, we seek authority to increase the number of authorized shares of common stock to enable us to fulfill our commitments under the Notes and Warrants.  A description of the Notes and Warrants follows.

Description of the Notes

The Notes were issued with an original issue discount of approximately 10%, and the aggregate purchase price of all the Notes was $3,000,000.  The Notes were initially convertible into shares of the Company’s common stock at a conversion price of $4.50 per share, provided that if we make certain dilutive issuances (with limited exceptions), the conversion price of the Notes will be lowered to the per share price for the dilutive issuances. As a result of issuance of shares of common stock pursuant to the Company's sales of common stock pursuant to an at-the-market sales agreement, the conversion price of the Notes is currently $2.7221 per share.  We are required to repay the Notes in cash upon the maturity date on December 31, 2014.  The Notes are not interest bearing unless we are in default on the Notes, in which case the Notes carry an interest rate of 18% per annum.

Optional Redemption by Holders

During each calendar quarter from January 1, 2013 through December 31, 2014, each of the holders of the Notes shall have the right, in its sole discretion, to require the Company to redeem up to 25% of the original principal amount of such holder’s Note each quarter.  If a holder elects to redeem a portion of the Notes in any calendar quarter, we are required to redeem the Notes in cash at the rate of 102.5% of the amount redeemed plus all accrued and unpaid interest and late charges unless we elect for an automatic conversion of the redemption amount to occur.

To elect for an automatic conversion to occur, we must make an irrevocable decision for the automatic conversion to occur within 2 trading days after delivery of a holder’s redemption notice.  The automatic conversion will then occur 21 trading days after we elect for the automatic conversion to occur (the “Automatic Conversion Date”), and the automatic conversion will convert the amount submitted for redemption amount into our shares of common stock at a price equal to the lower of (i) the conversion price then in effect and (ii) 80% of the average of the volume weighted average prices of our common stock during the 20 trading day period prior to the applicable Automatic Conversion Date (the “Automatic Conversion Price”). If we elect for an automatic conversion to occur, we must deliver a number of shares of our common stock to the redeeming Note holder one day after such election equal to the redemption amount divided by the lower of the conversion price then in effect and 80% of the average of the volume weighted average prices of our shares prior to the election date (the “Pre-Automatic Conversion Price”). On an Automatic Conversion Date, to the extent we owe the Note holders additional shares as a result of the Automatic Conversion Price being less than the Pre- Automatic Conversion Price, we will issue the Note holder additional shares, and to the extent we have issued excess shares as a result of the Automatic Conversion Price being greater than the Pre- Automatic Conversion Price, then such shares will be applied to future payments.

If an event of default occurs under the Notes, we must redeem the Notes in cash at the greater of 135% of the unconverted principal amount or 135% of the greatest equity value of the shares of common stock underlying the Notes from the date of the default until the redemption is completed.

If a “fundamental transaction” (such as a merger, consolidation, change of control, sale of all or substantially all of our assets or other similar transactions) occurs, the Note holders have the right to have their notes redeemed in cash for an amount equal to 135% of the greatest of (i) the amount required to be redeemed by the Note holder, (ii) the greatest equity value of the shares of common stock underlying the Notes during the period beginning on the date immediately preceding the earlier to occur of (x) the consummation of such fundamental transaction and (y) the public announcement of such fundamental transaction and ending on the date the holder delivers the redemption notice to us and (iii) the consideration to be paid for our common stock underlying the portion of the Note submitted for redemption in connection with such fundamental transaction.

The conversion price of the Notes is also subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

Description of Warrants

The Warrants are exercisable in whole or in part any time after the six month and one day anniversary of the date of issuance.  The Warrants provide that the holders are entitled to purchase an aggregate of 500,000 shares at an initial exercise price of $3.00 per share.

If we make certain dilutive issuances (with limited exceptions), the exercise price of the Warrants will be lowered to the per share price for the dilutive issuances, subject to a floor price of $2.98 per share until we obtain shareholder approval (as discussed below).  As a result of issuance of shares of common stock pursuant to the Company's sales of common stock pursuant to an at-the-market sales agreement, the exercise price of the Warrants is currently $2.98 per share.

To the extent we enter into a fundamental transaction (as defined above), each Warrant holder may require us purchase its Warrant for its Black-Scholes value.

The exercise price of the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

Limitations on Exercise

Until we receive shareholder approval, we may not issue to the holders of the Notes upon their conversion 20% or more of our common stock outstanding on the date hereof. The conversion and exercisability of the Notes and Warrants may be limited if, upon conversion or exercise thereof, the holder or any of its affiliates would beneficially own more than 4.9% of our common stock.

Shareholder Approval; Other Covenants

We have agreed in the Purchase Agreement to, among other things, (i) not issue any securities for each period commencing on the date of receipt of an optional redemption notice and ending 20 trading days following the redemption required by such optional redemption notice, subject to certain limited exceptions, (ii) not to enter into a variable rate transaction at any time until the earlier of two years from the closing date or the date on which none of the Notes or Warrants are outstanding, and (iii)  to allow the investors to participate in future issuances of securities, subject to certain exceptions, for a period of one year from the date hereof.  In addition, we have agreed to hold a shareholders’ meeting no later than June 30, 2013, to approve: (A) an amendment of our Articles of Incorporation to increase the Company’s authorized common stock to 50,000,000 shares; and (B) making the exchange cap in the Notes and the floor price on the exercise price of the Warrants inapplicable with respect to issuances of common stock in excess of the exchange cap in the Notes and below the floor price in the Warrants in accordance with NASDAQ rules.

This Shareholder Proposal is submitted to fulfill our obligation to amend our Articles of Incorporation as described above.

Stockholders are being asked to approve a 30,000,000 share increase in the number of authorized shares of common stock in order make additional shares available for capital formation by means of equity investments in the Company, as well as to assure that sufficient shares are available to fulfill the terms of our incentive compensation programs for executives and employees.

The additional shares of common stock will, if and when issued, be identical to the shares of the Company’s common stock now authorized and outstanding. The increase in authorized shares will not affect the rights of current stockholders, but issuance of the shares could decrease each existing stockholder's proportionate equity ownership.  After adoption of the amendment, the Company’s authorized capital stock will be 60,000,000 shares, including 50,000,000 shares of common stock and 10,000,000 shares of preferred stock.  The number of authorized shares of preferred stock is not being changed by the amendment.

The California Corporations Code requires that an amendment to the articles of incorporation, such as this one, that affects the rights of an individual class of stock must be approved by an absolute majority of the outstanding shares of that class, as well as an absolute majority of all classes entitled to vote on the amendment.  Therefore, the affirmative vote of a majority of the outstanding shares of common stock and the affirmative vote of all outstanding shares (both common and preferred voting together) is necessary to approve this amendment.

The form of amendment to our Articles of Incorporation is attached to this Proxy Statement as Exhibit A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 30,000,000 TO 60,000,000 SHARES, INCLUDING 50,000,000 COMMON SHARES AND 10,000,000 PREFERRED SHARES.

PROPOSAL 5:  APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK IN EXCESS OF 20% OF THE OUTSTANDING SHARES IN CONNECTION WITH (X) CONVERSIONS OF THE NOTES AND, (Y) TO THE EXTENT PROPOSAL 6 IS APPROVED, EXERCISES OF WARRANTS ISSUED PURSUANT TO THE OCTOBER 28, 2012, SECURITIES PURCHASE AGREEMENT.

Preliminary Note

Pursuant to NASDAQ Listing Rule 5635(d) (the "20% Rule"), stockholder approval is required prior to the issuance of securities in connection with a transaction other than a public offering involving:

•
the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial stockholders equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance; or

•
the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

Issuance of 20% or More of the Outstanding Common Stock

On October 28, 2012, and immediately after the execution of the Securities Purchase Agreement, there were 11,394,853 shares of common stock issued and outstanding, which under 20% Rule would prohibit us from issuing more than 2,278,971 shares of common stock without shareholder approval.  Shareholder approval was not sought in advance of entering into the Securities Purchase Agreement due to the fact that such approval was not required pursuant to NASDAQ rules and would have unnecessarily delayed the execution of the transaction documents and our receipt of the proceeds from the offering.

Consequences of Failure to Receive Shareholder Approval

Shareholder approval is required to enable us to issue more than 2,278,971 shares of our common stock pursuant to the transaction documents. In connection with the Notes, to the extent we utilize our shares of common stock to pay the installments required under the Notes, our inability to issue greater than 2,278,971 shares may require us to utilize our cash to repay the Note, which would reduce the amount of cash available to us to operate our business.

To the extent that we are unable to receive shareholder approval of proposals 4-6 set forth in this proxy statement, we agreed in the Purchase Agreement to cause an additional shareholder meeting to be held every three months thereafter until such approval is obtained. As such, our failure to receive shareholder approval of proposals 4-6 set forth in this proxy statement will require us to incur the costs of holding one or more additional shareholder meetings until we receive such approvals.

Until shareholder approval is obtained, the Company may not, directly or indirectly, issue or sell, or, in accordance with Section 2 of the Warrants, be deemed to have issued or sold, any shares of Common Stock except in limited circumstances described in the Securities Purchase Agreement, which has been filed with the SEC as an exhibit to our Report on Form 8-K dated October 28, 2012.  Thus, failure to obtain prompt approval of the proposals could limit our ability to raise capital in equity financings.

Upon conversion of the Notes or exercise of the Warrants there will be a greater number of shares of our common stock eligible for sale in the public markets.  Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our common stock.

Risks Associated with Approval of Proposals

If we receive shareholder approval of the proposals set forth in this proxy statement, and if we were to issue shares of our common stock in excess of the 2,278,971 shares currently permitted to be issued pursuant to the Securities Purchase Agreement, such issuances may affect the rights of existing holders of our common stock to the extent that future issuances of common stock reduce each existing shareholder’s proportionate ownership and voting rights. In addition, possible dilution caused by future issuances of common stock could lead to a decrease in our net income per share in future periods and a resulting decline in the market price of our common stock. The Company has approximately 346,308 shares reserved for issuance upon exercise of outstanding options and warrants and in connection with existing share-based compensation and benefit plans and financing arrangements.

Assuming we receive shareholder approval of the proposals set forth in this proxy statement and assuming we choose to repay the Notes solely in shares of our common stock (we may repay the Notes in cash), the following table shows the number of shares that would be issuable under the Note and Warrants at various assumed Automatic Conversion Prices:

Assumed Average Automatic Conversion Price for Repayment of the Note (1)	Total Shares Required to Repay the Note Solely in Common Stock	Total Proceeds to Us from Sale of the Note	Number of Shares Underlying Warrants	Total Proceeds to Us Upon Exercise of the Warrants	Total Shares to be Issued in Financing (2)	Total Proceeds to us from Financing

$1.50	2,222,222	$3,000,000	500,000	$750,000	2,722,222	$3,750,000

$2.00	1,666,667	$3,000,000	500,000	$1,000,000	2,166,667	$4,000,000

$2.72	1,225,490	$3,000,000	500,000	$1,360,000	1,725,490	$4,360,000

$5.00	952,381	$3,000,000	500,000	$1,360,000	1,452,381	$4,360,000

$6.00	833,333	$3,000,000	500,000	$1,360,000	1,333,333	$4,360,000

(1)
Automatic Conversion Price is the lower of (i) the conversion price then in effect and (ii) 80% of the weighted average of the closing sale prices of our common stock during the 20 trading day period prior to payment of the installment amount.

(2)           Assuming all Warrants are exercised and the Note is repaid solely in common stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK IN EXCESS OF 20% OF THE OUTSTANDING SHARES IN CONNECTION WITH (X) CONVERSIONS OF THE NOTES AND, (Y) TO THE EXTENT PROPOSAL 6 IS APPROVED, EXERCISES OF WARRANTS ISSUED PURSUANT TO THE PURCHASE AGREEMENT.

PROPOSAL 6:  APPROVE ANY FUTURE ADJUSTMENTS OF THE EXERCISE PRICES FOR THE SERIES E WARRANTS THAT WERE ISSUED IN ACCORDANCE WITH THE TERMS OF SUCH WARRANTS THAT WERE ISSUED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT, TO THE EXTENT THAT PROPOSAL 5 IS APPROVED.

The Warrants that were issued pursuant to the Securities Purchase Agreement are exercisable in whole or in part any time after the six month and one day anniversary of the date of issuance.  The Warrants provide that the holders are entitled to purchase an aggregate of 500,000 shares at an initial exercise price of $3.00 per share.  As a result of issuance of shares of common stock pursuant to the Company's sales of common stock pursuant to an at-the-market sales agreement, the exercise price of the Warrants is currently $2.98 per share.  Upon approval of Proposals 5 and 6, the Warrant exercise price will be reduced to $2.7221 per share.

Floor Price Elimination

If we make certain dilutive issuances (with limited exceptions), the exercise price of the Warrants will be lowered to the per share price for the dilutive issuances.  The floor price of the Warrants is currently $2.98.  To increase the number of shares that could be issued upon conversion of the Notes pursuant to NASDAQ’s guidance regarding the implementation of 20% Rule, we established the floor price of $2.98, which was equal to the consolidated closing bid price of our common stock on the date of the Purchase Agreement, and set the initial exercise date for the Warrants at six months and one day after the Closing Date. In the Securities Purchase Agreement, we agreed to solicit shareholder approval to allow issuances below the floor price for the Warrants, and this approval is being sought at the special meeting pursuant to this Proposal 6.  Upon approval of Proposals 5 and 6, the Warrant exercise price will be reduced to $2.7221 per share.

Consequences of Failure to Receive Shareholder Approval for the Elimination of the Floor Prices

In connection with the Warrants, our inability to allow issuances below the floor price of the warrants, may prevent the warrant holders from exercising the Warrants to the extent the exercise price of the warrants exceeds the market price of our common stock, which would lessen the amount of cash provided to us from this financing transaction.

Until shareholder approval is obtained, the Company may not, directly or indirectly, issue or sell, or, in accordance with Section 2 of the Warrants, be deemed to have issued or sold, any shares of Common Stock except in limited circumstances described in the Securities Purchase Agreement, which has been filed with the SEC as an exhibit to our Report on Form 8-K dated October 28, 2012.  Thus, failure to obtain prompt approval of the proposals could limit our ability to raise capital in equity financings.

To the extent that are unable to receive shareholder approval of proposals 4-6 set forth in this proxy statement, we agreed in the Purchase Agreement to cause an additional shareholder meeting to be held every three months thereafter until such approval is obtained. As such, our failure to receive shareholder approval of proposals 4-6 set forth in this proxy statement will require us to incur the costs of holding one or more additional shareholder meetings until we receive such approvals.

Risks Associated with Approval of the Elimination of the Floor Prices

If we receive shareholder approval to eliminate the floor prices for the Warrants, there will be no floor for the exercise prices of the warrants. To the extent we have dilutive issuances at less than the floor price, the holders of the Warrants will be permitted to exercise their warrants at prices that are less than the current floor price, and that may be less than the market price of our common stock on the date of exercise. Such below-market exercises, or the perception in the market that such below-market exercises could occur, may cause the price of our common stock to decrease. In addition, if the warrant holders exercise the Warrants at prices below the then market price and then sell their shares of common stock, such sales could cause the price of our common stock to decrease.

In addition, possible dilution caused by future issuances of common stock could lead to a decrease in our net income per share in future periods and a resulting decline in the market price of our common stock. The Company has approximately 346,308 shares reserved for issuance upon exercise of outstanding options and warrants and in connection with existing share-based compensation and benefit plans and financing arrangements.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF ANY FUTURE ADJUSTMENTS OF THE EXERCISE PRICES FOR THE SERIES E WARRANTS THAT WERE ISSUED IN ACCORDANCE WITH THE TERMS OF SUCH WARRANTS THAT WERE ISSUED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT, TO THE EXTENT THAT PROPOSAL 5 IS APPROVED.

PROPOSAL 7: OTHER MATTERS

At the date of delivering this proxy statement, we are not aware of any business to be presented at the annual meeting other than those items previously discussed.  The proxy being solicited by the board of directors provides authority for the proxy holders, Donald H. Hosmer and Stephen M. Hosmer, to use their discretion to vote on such other matters as may lawfully come before the meeting, including matters incidental to the conduct of the meeting, and any adjournment thereof.

OTHER INFORMATION

a)  Independent Auditors – Auditors’ Fees

Padgett Stratemann LLP served as the independent auditors to audit the Company’s financial statements for the fiscal year ended December 31, 2012.  The aggregate fees billed by them for the years ended December 31, 2012 and 2011 are as follows:

	2012	2011
Audit fees (1)	$110,299	$113,650
Tax fees (2)	-	-
All other fees (3)	$31,350	$1,400
Total	$141,649	$115,050

(1)  Audit fees are fees for professional services rendered for the audit of Royale Energy’s annual financial statements, reviews of financial statements included in the company’s Forms 10-Q, and reviews of documents filed with the U.S. Securities and Exchange Commission.

(2)  Tax fees consist of tax planning, consulting and tax return reviews.

(3)  Other fees consist of work on registration statements under the Securities Act of 1933.

The audit committee of Royale Energy has adopted policies for the pre-approval of all audit and non-audit services provided by the company’s independent auditor.  The policy requires pre-approval by the audit committee of specifically defined audit and non-audit services.  Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it.

No representatives of Padgett Stratemann LLP are expected to be present at the annual meeting.  Although the audit committee has the sole responsibility to appoint the auditors as required under the Securities Exchange Act of 1934, the committee welcomes any comments from shareholders on auditor selection or performance.  Comments may be sent to the audit committee chair, Dr. Oscar A. Hildebrandt, care of Royale Energy’s executive office, 7676 Hazard Center Drive, Suite 1500, San Diego, California 92108.

b)  Annual Report

An annual report to shareholders on Form 10-K for the year ended December 31, 2012, accompanies this proxy statement.

c)  Method and Cost of Soliciting Proxies

The accompanying proxy is being solicited on behalf of the board of directors of Royale Energy.  The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by Royale Energy.  Proxies may be solicited by officers, directors, and employees of Royale Energy in person, or by mail, courier, telephone or facsimile.  In addition, Royale Energy has retained ADP Proxy Services to solicit proxies by mail, courier, telephone and facsimile and to request brokerage houses and other nominees to forward soliciting material to beneficial owners.  For these services Royale Energy will pay a fee of approximately $750.

d)  Section 16(a) Beneficial Ownership Reporting Requirement

Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations require that Royale Energy's directors, certain officers, and greater than 10 percent shareholders file reports of ownership and changes in ownership with the SEC and the NASD and furnish Royale Energy with copies of all such reports they file.  Based solely upon a review of the copies of the forms furnished to Royale Energy, or representations from certain reporting persons that no reports were required, Royale Energy believes that no persons failed to file required reports on a timely basis for 2012.

e)  Additional Information

Other reports that we file with the SEC may also be obtained from the SEC’s website, www.sec.gov.

f)  Proposals by Shareholders – 2014

Any proposal by a shareholder to be submitted for inclusion in proxy soliciting material for the 2014 annual shareholders meeting must be received by the corporate secretary of Royale Energy no later than January 14, 2014.

g)  Other Matters

No proposals have been received from shareholders for inclusion in the proxy statement or action at the 2013 annual meeting.  Management does not know of any matter to be acted upon at the meeting other than the matters above described.  However, if any other matter should properly come before the meeting, the proxy holders named in the enclosed proxy will vote the shares for which they hold proxies in their discretion.  Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.

By Order of the Board of Directors,

Date: May 14, 2013	Donald H. Hosmer
Co-President and Co-CEO

ROYALE ENERGY, INC.

VOTE BY INTERNET
www.voteproxy.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. the day before the meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign an date your proxy card and return it in the postage paid envelope that accompanies this proxy or return it to Royale Energy, Inc., 7676 Hazard Center Drive, Suite 1500, San Diego, CA 92108.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen M. Hosmer and Donald H. Hosmer as Proxies with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Royale Energy, Inc. held on record by the undersigned on May 6, 2013, at the Annual Meeting of Shareholders to be held at the offices of the Company, 7676 Hazard Center Drive, San Diego, California, 92108, on June 28, 2013 at 10:00 a.m., Pacific Daylight Time.

1.	Election Of Directors For all nominees listed below (except as marked to the contrary below).
	For All	Against All	For All Except:
Harry E. Hosmer

Stephen M. Hosmer

Donald H. Hosmer

Gary Grinsfelder

Tony Hall

Oscar A. Hildebrandt

George M. Watters

2.	To approve, in a nonbinding advisory vote, the compensation of the Company’s named executive officers
	For	Against	Abstain

3.	To determine, in a nonbinding advisory vote, the frequency of the nonbinding resolution to approve the compensation of our named executive officers every year, every two years or every three years
	1 Year	2 Years	3 Years	Abstain

4.	To increase the number of shares of authorized capital stock from 30,000,000 to 60,000,000 shares, including 50,00,000 common shares and 10,000,000 preferred shares
	For	Against	Abstain

5.
To approve the issuance of shares of common stock in excess of 20% of the outstanding shares in connection with (x) conversions of convertible notes due December 31, 2014, and (y) to the extent Proposal 6 is approved, exercise of warrants issued pursuant to the October 28, 2012, Securities Purchase Agreement

	For	Against	Abstain

6.
To approve any future adjustments of the exercise prices for the Series E warrants that were issued in accordance with the terms of such warrants that were issued pursuant to the October 28, 2012, Securities Purchase Agreement, to the extent that proposal 5 is approved

	For	Against	Abstain

7.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.
	For	Against	Abstain

Please sign and date this Proxy.  When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., please indicate your full title.  Proxies received in this office later than 11:59 P.M. on June 27, 2013 will not be voted upon unless the shareholders are present to vote their shares.

Dated:
           ----------------------

(Please mark, sign, date and return the Proxy Card promptly.)

Signature	Signature if held jointly

EXHIBIT A
PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION
OF
ROYALE ENERGY, INC.

The Corporation proposes to amend Article III of the Articles of Incorporation to increase the number of shares of authorized capital stock of the Corporation from 30,000,000 to 60,000,000 shares, including 50,000,000 common shares and 10,000,000 preferred shares.  The text of the proposed amendment is as follows:

III.

This corporation is authorized to issue two classes of shares, which shall be known as Common Stock and Preferred Stock.  The total number of shares of Common Stock which this corporation is authorized to issue is 50,000,000, no par value per share, and the total number of Preferred Stock this corporation is authorized to issue is 10,000,000, no par value per share.

Shares of Preferred Stock may be issued from time to time in one or more series.  The Board of Directors shall determine the designation of each series and the authorized number of shares of each series.  The Board of Directors is authorized to determine and alter the rights, preference, privileges and restrictions granted to or imposed upon any wholly unissued series of shares of Preferred Stock to increase or decrease (but not below the number of shares of each such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.  If the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.